UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: April 27, 2009
DICK’S SPORTING GOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31463	16-1241537
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)
300 Industry Drive, RIDC Park West
Pittsburgh, Pennsylvania 15275
(Address of Principal Executive Offices) (Zip Code)
(724) 273-3400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13d-4(c) under the Exchange Act (17 CFR 240.13-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS
     As reported by Dick’s Sporting Goods, Inc. (NYSE: DKS) (the “Company”) on a Form 8-K filed on April 14, 2009, Gwendolyn K. Manto left as the Company’s Executive Vice President — Chief Merchandising Officer effective April 13, 2009.
     Pursuant to and subject to the non-revocation of a Separation Agreement (the “Agreement”) executed by Ms. Manto on April 27, 2009, the Company has agreed to pay Ms. Manto certain benefits in connection with her departure. These benefits include (i) a lump sum separation payment of $175,000.00 less all deductions required by law, (ii) a severance amount of $804,687.50, less all deductions required by law, payable in thirty installments on a bi-weekly basis, (iii) the cost of COBRA coverage for Ms. Manto and her eligible dependents for a period of fifteen (15) months from the effective date of the Agreement, less certain reimbursement amounts to be paid the Company, and (iv) a payment in the amount of $1,912.50 (net of tax) in lieu of the continuation of certain life insurance and disability benefits for fifteen (15) months.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.
Date: April 30, 2009	By:	/s/ Timothy E. Kullman
	Name:	Timothy E. Kullman
	Title:	Executive Vice President, Finance, Administration, Chief Financial Officer and Treasurer